                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.______________)



Filed by the registrant /X/
Filed by a party other than the registrant / /


Check the appropriate box:
/ / Preliminary proxy statement
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11 (c) or Rule 14a-12


                        BUILDERS TRANSPORT, INCORPORATED
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):
         /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
         / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         / / Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                        BUILDERS TRANSPORT, INCORPORATED
                            2029 West Dekalb Street
                          Camden, South Carolina 29020



                                                                     May 2, 1996


To Our Stockholders:

         On behalf of the Board of Directors and management of Builders Transport, Incorporated, I cordially invite you to attend the Annual Meeting of Stockholders to be held at the Holiday Inn in Lugoff, South Carolina, on Tuesday, June 4, 1996, at 10:00 a.m. Eastern time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

         In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions of general interest that stockholders may have.

         It is important that your shares be represented at the Meeting. Regardless of whether you plan to attend, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

                                        Sincerely,



                                        David C. Walentas
                                        Chairman of the Board

                        BUILDERS TRANSPORT, INCORPORATED
                            2029 West Dekalb Street
                          Camden, South Carolina 29020

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1996

To The Stockholders of Builders
Transport, Incorporated:

         You are hereby notified that the Annual Meeting of Stockholders (the "Annual Meeting") of Builders Transport, Incorporated, a Delaware corporation ("Builders" or the "Company"), will be held at the Holiday Inn in Lugoff, South Carolina, on Tuesday, June 4, 1996, at 10:00 a.m. Eastern time for the following purposes:

                (1) to elect six directors to serve one-year terms scheduled to end in conjunction with the next Annual Meeting of Stockholders or until their successors are elected and qualified;

                (2) to approve the Amended and Restated Builders Transport, Incorporated Non-Employee Directors' Stock Option Plan;

                (3) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1996; and

                (4) to transact such other business as properly may come before the Annual Meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the Annual Meeting; however, only stockholders of record at the close of business on April 29, 1996, are entitled to notice of and to vote at the Annual Meeting. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the Company's general offices at 2029 West Dekalb Street, Camden, South Carolina, from May 24, 1996, to June 3, 1996, and the list shall be available for inspection at the Annual Meeting by any stockholder that is present.

                                        By Order of the Board of Directors,


                                        ROBERT E. LEE GARNER, Secretary
DATED May 2, 1996

                                   IMPORTANT

         Regardless of whether you expect to attend the meeting, please mark, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible.

                        BUILDERS TRANSPORT, INCORPORATED
                              Post Office Box 7005
                            2029 West Dekalb Street
                       Camden, South Carolina 29020-7005



                                  INTRODUCTION

       This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of Builders Transport, Incorporated, a Delaware corporation ("Builders" or the "Company"), to be held on June 4, 1996, and at any adjournments thereof. THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The principal executive offices of the Company are located at 2029 West Dekalb Street, Camden, South Carolina 29020. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 2, 1996.

                                  SOLICITATION

       The costs of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record will be borne by the Company. Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. The Company expects to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock. Should the Company's management deem it necessary, the Company may also retain the services of Morrow & Co., Inc. to aid in the solicitation of proxies from brokers, banks, custodians and other nominees, for which the Company will pay a fee not to exceed $3,500 plus reimbursement for expenses.


                 VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

       Only stockholders of record at the close of business on April 29, 1996, are entitled to receive notice of and to vote at the Annual Meeting. The Company's only class of stock outstanding is its Common Stock, par value $.01 per share (the "Common Stock"). As of the close of business on April 29, 1996, the number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting was 5,099,517. Each share of Common Stock is entitled to one vote on all matters. There are no cumulative voting rights. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

       Stockholders can ensure that their shares are voted at the Annual Meeting by signing and returning the enclosed proxy card in the envelope provided. Shares of Common Stock represented by the accompanying proxy card will be voted if the proxy card is properly executed and is received by the Company prior to the time of voting. Sending in a signed proxy card will not affect a stockholder's right to attend the Annual Meeting and vote in person.

       Presence at the Annual Meeting by a stockholder who has signed a proxy card does not in itself revoke a proxy. Each proxy granted may be revoked by the person giving it by giving written notice to such effect to the Secretary of the Company, by execution and delivery of a subsequent proxy or by attendance, giving notice and voting in person at the Annual Meeting, except that any such revocation shall not be effective as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where specific choices are not indicated on the proxy card, proxies will be voted in accordance with the recommendations of the Board of Directors.

       As of the date of this Proxy Statement, the Company's Board of Directors is not informed of any matters, other than those set forth in the foregoing Notice of Annual Meeting of Stockholders, that may be brought before the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

       The following table sets forth the Company's best knowledge as of April 10, 1996, with respect to the beneficial ownership of Common Stock by (a) each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, (b) all directors and nominees, (c) the individuals listed in the Summary Compensation Table contained herein, and (d) all executive officers and directors of the Company as a group.


                                                                                                   Amount of
           Name of Beneficial Owner                                                            Beneficial Ownership
        (and address for those owning                                                      -----------------------------
          more than five Percent)                                                            Shares           Percent(l)
        -----------------------------                                                      ----------         ----------
Builders Transport, Incorporated Employees
         Retirement Savings & Profit Sharing
         Plan (2)
         c/o Benefit Plan Committee
         Attn: T. Michael Guthrie
         Builders Transport, Incorporated
         P.O. Box 7005
         Camden, South Carolina 29020-7005(2) . . . . . . . . . . . . . . . . . . .         803,748               15.8%

Messrs. David C. Walentas (3)(4)(5) and Stanford M.
         Dinstein (3)(4)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . .         993,444               18.2%

FMR Corp. (6)
         82 Devonshire Street
         Boston, Massachusetts 02109. . . . . . . . . . . . . . . . . . . . . . . .         381,200               7.48%

Merrill Lynch & Co., Inc. (7)
         World Financial Center, North Tower
         250 Vesey Street
         New York, NY 10281   . . . . . . . . . . . . . . . . . . . . . . . . . . .         383,282                6.9%


T.Rowe Price Associates, Inc. (8)
         100 E. Pratt Street
         Baltimore, Maryland 21202  . . . . . . . . . . . . . . . . . . . . . . . .         508,189                9.9%

Travelers Group, Inc., Smith Barney Holdings
Inc. and Smith Barney Mutual Funds Management
Inc. (9)
         388 Greenwich Street
         New York, NY 10013   . . . . . . . . . . . . . . . . . . . . . . . . . . .         326,300                6.4%

Robert E. Killen and the Killen Group, Inc. (10)
         1189 Lancaster Avenue
         Berwyn, PA 19312 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         276,300                5.5%

John R. Morris (3)(11)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          45,329                *

J. Barry Moody (12) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          28,612                *

Phillip M. Adams (13) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          37,230                *

Arthur C. Baxter (3)(14)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12,000                *

Pierson G. Mapes (3)(15)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              --                *

Frederick S. Morton (3)(14) . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8,700                *

Jacob D. Wood (16)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              --                *

All Executive Officers and Directors
as a Group (11 Persons) (17)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,181,733               21.0%

- ----------------------------
(1) Except as otherwise noted herein, percentage is determined on the basis of 5,099,517 shares of Common Stock issued and outstanding plus securities deemed outstanding pursuant to Rule 13d3(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). An asterisk indicates beneficial ownership of less than 1%

(2) Effective January 1, 1994, the Company's 401(k) Plan and ESOP were merged and amended to form the Builders Transport, Incorporated Employees Retirement Savings & Profit Sharing Plan (the "Benefit Plan"). The Benefit Plan may be deemed to be the beneficial owner of the shares of Common Stock that it holds. The Benefit Plan shares voting power with the Benefit Plan participants and based on a
         Schedule 13G dated February 12, 1996 and filed by the National Bank of Commerce, Memphis, Tennessee, trustee for the Benefit Plan, the trustee has sole dispositive power with respect to the shares of Common Stock.

(3)      Nominee for election to the Board of Directors.

(4) The address of this individual is 2029 West Dekalb Street, Camden, South Carolina 29020.

(5) Messrs. Walentas and Dinstein reported on Amendment No. 20 dated October 5, 1994, to Schedule 13D filed pursuant to Section 13 of the Exchange Act that they may be deemed to be a "group" within the meaning of Section 13(d)(3) of the Exchange Act. Both members of the "group" may be deemed to beneficially own the Common Stock owned by the other member of the "group", although both members of the "group" disclaim beneficial ownership of the shares owned by the other member of the "group". Mr. Walentas beneficially owns 866,755 shares, which includes 247,500 shares of Common Stock reserved for issuance to Mr. Walentas pursuant to stock options that were exercisable at, or within sixty days of, April 10, 1996, 1,000 shares owned by Mr. Walentas' wife, and 568 shares vested in or allocated to Mr. Walentas' Benefit Plan account. Mr. Dinstein beneficially owns 126,689 shares, which includes 106,250 shares reserved for issuance to Mr. Dinstein pursuant to stock options that were exercisable at, or within sixty days of, April 10, 1996, and 2,223 shares vested or allocated in Mr. Dinstein's account in the Benefit Plan. Mr. Walentas and Mr. Dinstein both are Directors and executive officers of the Company.

(6) FMR Corp. and certain of its affiliates reported on Amendment No. 3 to a Schedule 13G dated February 14, 1996, that Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 38,300 shares or .75% of the Common Stock as a result of acting as investment adviser to several investment companies. The number of shares of Common Stock owned by these investment companies at December 31, 1994, included 38,300 shares of Common Stock. Edward C. Johnson, III, FMR Corp., through its control of Fidelity, and various Fidelity Funds, each has sole power to dispose of 38,300 shares owned by those Funds. Neither FMR Corp., nor Edward C. Johnson, III, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. It was also reported that Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act is the beneficial owner of 342,900 shares or 6.73% of the Common Stock as a result of its serving as investment manager of certain institutional accounts. Edward C. Johnson, III, and FMR Corp., through its control of Fidelity Management Trust Company, has sole voting and investment power over 342,900 shares of Common Stock owned by the institutional accounts as reported above. Members of the Edward C. Johnson, III family and trusts for their benefit are the predominate owners of Class B shares of Common Stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson, III owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson, III is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting Common Stock and the execution of the. shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(7) Merrill Lynch & Co., Inc. and certain of its affiliated entities reported on Amendment No. 3 to a Schedule 13G dated February 8, 1996, that they may be deemed to own 383,282 shares of Common Stock representing 6.9% of the shares outstanding. Merrill Lynch & Co., and its affiliates, however, disclaim beneficial ownership of these securities.

(8) Based on a Schedule 13G dated February 14, 1996, these securities are owned by various individual and institutional investors including the
         T. Rowe Price Small Cap Value Fund, Inc. (which owns 508,189 shares, representing 9.9% of the shares outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(9) In a Schedule 13G dated February 1, 1996, the Traveler's Group, Inc. and its wholly-owned subsidiaries, Smith Barney Holdings, Inc. and Smith Barney Mutual Funds Management, Inc. reported beneficial ownership of 326,300 shares of Common Stock representing 6.4% of the shares outstanding. The Traveler's Group, Inc. and Smith Barney Holdings, Inc. specifically disclaimed beneficial ownership in the
         Schedule 13G filing.

(10) Robert E. Killen and The Killen Group, Inc. reported that Mr. Killen is the President and sole shareholder of The Killen Group, Inc. which is an Investment Advisor registered under the Investment Advisers Act of 1940. The Killen Group reported that it had the sole power to vote or to direct the vote of 135,850 shares of Common Stock and the sole power to dispose or to direct the disposition of 274,300 shares of Common Stock. Mr. Killen reported that he has sole power to vote and to dispose of 2,000 shares of Common Stock.

(11) Includes 42,800 shares reserved for issuance to Mr. Morris pursuant to stock options that were exercisable at, or within sixty days of, April 10, 1996, and 2,290 shares vested or allocated in Mr. Morris' account in the Benefit Plan.

(12) Includes 26,500 shares reserved for issuance to Mr. Moody pursuant to stock options that were exercisable at, or within sixty days of, April 10, 1996, and 1,747 shares vested or allocated in Mr. Moody's account in the Benefit Plan.

(13) Includes 34,500 shares reserved for issuance to Mr. Adams pursuant to stock options that were exercisable at, or within sixty days of, April 10, 1996, and 1,987 shares vested or allocated in Mr. Adams' account in the Benefit Plan.

(14) Includes 8,500 shares reserved for issuance to each of Messrs. Baxter and Morton pursuant to stock options that were exercisable at, or within sixty days of, April 10, 1996.

(15) Mr. Mapes was elected to the Board on April 24, 1996. Accordingly, he had no options as of April 10, 1996, and none of the 10,000 options he received upon joining the Board pursuant to the Non-employee Directors' Stock Option Plan will be exercisable until one year thereafter.

(16) Mr. Wood, the former President and Chief Operating Officer of the Company, resigned from all positions he held with the Company and its affiliates on December 1, 1995.

(17) Includes 522,675 shares of Common Stock reserved for issuance to executive officers or Directors of the Company pursuant to stock options that were exercisable at, or within sixty days of, April 10, 1996, and 12,697 shares of Common Stock vested or allocated in accounts of the Company's executive officers in the Benefit Plan.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

   Directors elected at the Annual Meeting will hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified(1). Unless otherwise instructed, proxies will vote shares of Common Stock for the election to the Company's Board of Directors of the nominees listed below, all of whom are presently members of the Board of Directors. Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors. In the event that any nominee becomes unavailable for election for any reason, an event which management does not anticipate, shares of Common Stock represented by proxies will be voted for any substitute nominees designated by the Board of Directors.

   For each nominee's beneficial ownership of Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." Set forth below is certain additional information as of April 10, 1996, regarding each nominee:


   DAVID C. WALENTAS

   David Walentas is, and has been for more than 25 years, principally engaged in the development, management and construction of real estate. Mr. Walentas owns and operates more than 3 million square feet of commercial property and owns and manages more than 2,000 apartment units. His real estate development activities are carried on through various entities, including Two Trees, a New York general partnership ("Two Trees"). His real estate management activities are principally carried on through Two Trees Management Co.; he is its sole proprietor. His real estate construction activities are principally carried on through The Gair Co., and, since January 1986, through The Washington Street Construction Co., Inc. David Walentas is President and sole proprietor of both of these companies. Mr. Walentas has served as a director continuously since his election at the 1990 Annual Meeting of Stockholders. His age is 57.

   Mr. Walentas was named the Company's Chairman of the Board following the 1990 Annual Meeting of Stockholders. During the 1990's, he, together with Stan Dinstein, has led Builders' restructuring program, resulting in the Company's turnaround.

   STANFORD M. DINSTEIN

   Stanford Dinstein, a certified public accountant, is, and has been for more than 18 years, principally engaged as an independent financial and management consultant to Two Trees and other private corporations and partnerships. Mr. Dinstein, a senior officer and director of Builders since 1990, has


- --------------------
(1) The Board of Directors recently reduced its size from eight members to six members in light of the resignation, during 1995, of two directors and the recent death of a third director.

served the Company in a variety of financial, administrative and operational capacities, and, in August 1993, was named Chief Executive Officer. His age is 48.

   Mr. Dinstein directed the implementation of Builders' restructuring program and, as a result of his achievements, was awarded the South Carolina Entrepreneur of the Year award in 1994 in the turnaround category.

   JOHN R. MORRIS

   John Morris joined the Company in January 1986 and was in charge of its Dedicated Fleet operations from that time until January 1989 when he was named President and Chief Operating Officer of the Company, the position in which he served until his election as President of the Company's Dedicated Services and Contract Logistics Group in December 1993. Mr. Morris was again named President and Chief Operating Officer in December 1995. Mr. Morris also filled the position of Chief Executive Officer on two occasions between June 1990 and November 1992. Prior to joining the Company, Mr. Morris was employed by McLean Trucking Company for 23 years. Mr. Morris served on the Board from January 1989 to September 1990 and has served as a director continuously since his reappointment in October 1990. His age is 52.

   ARTHUR C. BAXTER

   Arthur Baxter is a retired banking executive. From January 1980 through June 1989, he was Executive Vice President, Public Affairs of The First National Bank of Atlanta (now Wachovia Bank of Georgia, N.A.), and, from August 1989 through November 1991, he served as a public affairs consultant to its parent corporation. Mr. Baxter has served as a director continuously since his election at the 1990 Annual Meeting of Stockholders. His age is 71.

   PIERSON G. MAPES

   Pierson Mapes is a retired television executive. From November 1982 through his retirement in June 1994, he was the President of the NBC Television Network. In that capacity, Mr. Mapes oversaw the network's affiliate relations, advertising sales and marketing areas. Mr. Mapes has served as a director since April 1996, when he was elected by the Board to fill a vacancy on the Board. His age is 58.

   FREDERICK S. MORTON

   Frederick Morton had been, for more than five years prior to June 1989, Professor of Business Administration at The Darden School of the University of Virginia and a consultant in the areas of corporate strategy, effective operations management and management development. Since June 1989, Mr. Morton has been Professor Emeritus at the University of Virginia and has continued his consulting activities. Mr. Morton has served as a director continuously since his election at the 1990 Annual Meeting of Stockholders. His age is 75.

   THE BOARD OF DIRECTORS AND ITS COMPENSATION AND NOMINATING COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE "FOR" MESSRS. WALENTAS, DINSTEIN, MORRIS, BAXTER, MAPES AND MORTON.

                 COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE

   The total number of meetings the Board held during 1995 was five. No incumbent director who was a director during 1995 attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served. The Board of Directors has established the following standing committees: Executive Committee, Compensation and Nominating Committee, Audit Committee and Stock Option and Executive Compensation Committee.

   The Executive Committee of the Board has and may exercise, during the intervals between meetings of the Board, all the powers of the Board in the management of the Company's business and affairs, subject to certain statutory restrictions. The current members of the Executive Committee are Messrs. Walentas, Dinstein and Morris. The members of the Executive Committee consult with one another frequently between Board meetings and took formal action four times during 1995.

   The Audit Committee has primary responsibility for (i) recommending to the Board the particular persons or firm to be employed by the Company as its independent auditors; (ii) consulting with the persons or firm so chosen to be the independent auditors with regard to the plan of audit; (iii) reviewing, in consultation with the Company's independent auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; and
(iv) consulting with the Company's independent auditors (periodically, if appropriate, out of the presence of management) with regard to the adequacy of internal controls. The members of the Audit Committee are Messrs. Baxter and Morton(2) and this Committee met six times during 1995.

   The Stock Option and Executive Compensation Committee administers the Company's Stock Option Plan and makes recommendations to the Board concerning which of the Company's officers and directors are eligible to participate therein and makes recommendations with respect to the granting of stock options or other benefits under the Company's Stock Option Plan. The Stock Option and Executive Compensation Committee also is responsible for making decisions and determinations with respect to the compensation arrangements for those members of the Company's senior management who also are members of the Company's Compensation and Nominating Committee. The members of this Committee are Messrs. Baxter and Morton(2). The members of this Committee consult with one another from time to time and took formal action four times during 1995. All actions taken by this Committee during 1995 were unanimously ratified by the Board.

   The Compensation and Nominating Committee is responsible for recommending to the Board the compensation arrangements for the Company's senior management other than any members of the Company's senior management who are members of the Committee. The Committee also establishes criteria and procedures for the selection of a directors' slate, reviews the qualifications of candidates who may be proposed for nomination to the Board, and makes recommendations to the Board concerning directors to be placed in nomination for election and concerning any changes in the structure, size or function of the Board. The Company's bylaws provide that nomination for the office of director may be made by stockholders only if written notice of such proposed nominations (including the name or names of the proposed nominees) is given to the Company's Secretary at the Company's principal office not less than 30 days prior to the meeting at which the proposed nominations are to be made. The members of this Committee are Messrs. Walentas and Dinstein. They confer with one another on a regular basis and

- ----------------
(2) Mr. Jack Weprin served on both the Audit Committee and the Stock Option and Executive Compensation Committee until his recent death.

consult with the full Board from time to time on matters within the Committee's purview. All compensation and nomination decisions during 1995 were unanimously ratified by the Board.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During the fiscal year ended December 31, 1995, the members of the Company's Stock Option and Executive Compensation Committee were Messrs. Baxter, Morton and Weprin, and the members of the Company's Compensation and Nominating Committee were Messrs. Walentas and Dinstein. Both Messrs. Walentas and Dinstein were officers of the Company and its subsidiaries during fiscal year 1995 and certain prior years. Messrs. Walentas and Dinstein currently serve as Chairman and as Vice Chairman and Chief Executive Officer of the Company, respectively. Neither Messrs. Baxter, Morton nor Weprin was an officer or employee of the Company or any of its subsidiaries during fiscal year 1995 or any prior year.

   Mr. Walentas has a 90% general partnership interest in Two Trees, a New York general partnership. Mr. Dinstein is, and has been for more than 18 years, a financial and management consultant to Two Trees. During 1995, the Company entered into an agreement with Two Trees for the sale and leaseback of the building that houses the Company's offices and division headquarters and related land, located in Camden, South Carolina. The Company has purchase and lease renewal options at projected future fair market values under the sale and leaseback arrangement. The sale price was $3,500,000. The sale price was based on independent appraisals received by the Company. The Company realized a gain on the sale of approximately $592,000 less $200,000 paid in brokerage commissions to Two Trees. The Company's payments under the initial lease term of five years approximate $454,000 annually. Those payments commenced in October 1995. The Company has an outstanding letter of credit totalling $1,600,000 in support of its lease payments. The fees paid were based on ordinary and customary standards for such services, and the lease payments were based on the fair market value of the property.



                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

   The following table sets forth for the fiscal years ended December 31, 1993, 1994 and 1995, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years, for services in all capacities to the individual serving as the Company's Chief Executive Officer throughout 1995, to the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 1995; and to Mr. Jacob D. Wood, the former President and Chief Operating Officer of the Company, who resigned from all positions he held with the Company and its affiliates on December 1, 1995.

                           SUMMARY COMPENSATION TABLE


                                                                                  Long Term
                                                                                 Compensation
                                                                                 ------------
                                                    Annual Compensation             Awards
                                                 -----------------------         ------------
            (a)                        (b)         (c)          (d)(1)              (g)(2)                    (i)
                                                                              Securities Underlying         All Other
   Name and Principal Position         Year     Salary ($)       Bonus            Options (#)           Compensation ($)(3)
   ---------------------------         ----     ----------       -----        ---------------------     -------------------
David C. Walentas -                    1995      $182,083        $127,998                --                   $2,539
Chairman of the Board

                                       1994      $138,333        $130,998            50,000                     $902

                                       1993      $120,000              --           100,000                   $1,292


Stanford M. Dinstein -                 1995      $258,854         $64,340                --                   $3,820
Vice Chairman and Chief Executive
Officer

                                       1994      $230,000         $66,840            50,000                   $4,002

                                       1993      $180,251         $50,000            50,000                   $2,961


John R. Morris -                       1995      $190,000         $64,125                --                   $3,309
President and Chief Operating
Officer

                                       1994      $190,000         $23,749                --                   $3,153

                                       1993      $190,000         $57,000            25,000                   $5,134


J. Barry Moody -                       1995      $176,000              --                --                   $5,071
Division Vice President - Flatbeds

                                       1994      $161,333         $32,268            10,000                   $5,992

                                       1993      $160,000         $16,000            10,000                   $5,843


Phillip M. Adams                       1995      $156,600              --            10,000                   $2,623
Division Vice President - Vans

                                       1994      $145,000         $29,001                --                   $3,948

                                       1993      $145,000         $25,375            10,000                   $5,371



                                                                              Long Term
                                                                             Compensation
                                                                             ------------
                                                   Annual Compensation          Awards
                                                   -------------------       ------------
            (a)                        (b)        (c)           (d)(1)           (g)(2)                    (i)
                                                                           Securities Underlying          All Other
  Name and Principal Position          Year    Salary ($)      Bonus ($)         Options (#)          Compensation ($)(3)
  ---------------------------          ----    ----------      ---------   ---------------------      -------------------
Jacob D. Wood -                        1995      $206,250         --                                         $23
former President and Chief
Operating Officer

                                       1994      $225,000         --              10,000

                                       1993            --         --             150,000



(1) Columns (e), (f) and (h) relating, respectively, to "other annual compensation," "restricted stock awards," and "LTIP payouts" have been deleted because no compensation required to be reported in such columns was awarded to, earned by, or paid to, any of the above individuals during the periods covered by such columns.

(2) All information in this column relates to options because the Company has not granted any stock appreciation rights ("SARs").

(3)    During 1993, 1994 and 1995, respectively, 82, 83 and 333 shares; 115,
       368 and 501 shares; 268, 290 and 434 shares; 254, 551 and 665 shares;
       and 204, 363 and 344 shares; vested in the Benefit Plan accounts of Messrs. Walentas, Dinstein, Morris, Moody and Adams, respectively. Based on the closing sales price for the Common Stock on December 31, 1993, December 30, 1994 and December 29, 1995, of $15.75, $10.875 and
       $7.625, respectively, as reported by NASDAQ, the dollar value of these shares for Messrs. Walentas, Dinstein, Morris, Moody and Adams was $1,292, $902 and $2,539; $1,811, $4,002 and $3,820; $4,221, $3,153 and
       $3,309; $4,000, $5,992 and $5,071; and $3,213, $3,948, and $2,623,
       respectively. During 1995, 3 shares vested in the Benefit Plan account of Mr. Wood equating to $23.

       Company-contributed shares to the 401(k) Plan for the accounts of Messrs. Dinstein, Morris, Moody and Adams, that vested during 1993 were as follows: 73 shares; 58 shares; 117 shares; and 137 shares, respectively. Based on the closing sales price for the Common Stock on December 31, 1993, of $15.75 as reported by NASDAQ, the dollar value of these Company-contributed shares on behalf of Messrs. Dinstein, Morris, Moody and Adams was $1,150; $913; $1,843, and $2,158, respectively.

  STOCK OPTIONS

   The following table sets forth the options granted during the fiscal year ended December 31, 1995, to the individuals listed in the Summary Compensation Table.


                     OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                                            Potential Realizable
                                           Individual Grants                                  Value at Assumed
              ---------------------------------------------------------------------------   Annual Rates of Stock
                                                                                            Price Appreciation for
                                                                                                   Option Term

                     (a)                (b)            (c)            (d)            (e)         (f)         (g)
                                                    % of Total
                                      Number of       Options
                                     Securities     Granted to
                                     Underlying      Employees      Exercise or
                                       Options          in          Base Price     Expiration
                    Name             Granted (#)    Fiscal Year      ($/share)        Date      5% ($)      10% ($)
              -------------------------------------------------------------------------------------------------------
              Phillip M. Adams       10,000(2)          44.4%         $12.4375       1/17/05     $78,230     $198,254


- ----------------------------

(1) All information in this table relates to options because the Company has not granted any SARS.

(2) Unless a Change of Control occurs, as defined in the individual award agreement, each of the options granted to Mr. Adams becomes cumulatively exercisable as to 25 percent of the shares covered by them on each of the first, second, third and fourth anniversaries of the date of the grant provided that Mr. Adams remains employed by the Company. The exercise dates of these options may be accelerated in the event of a Change in Control. Mr. Adams' options were granted on January 17, 1995.


OPTION EXERCISES AND HOLDINGS

   The following table sets forth information with respect to the individuals listed in the Summary Compensation Table concerning unexercised options held as of the end of the fiscal year. No options were exercised during the last fiscal year by the individuals listed in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES (1)

                          (a)                                  (d)                          (e)
                                                            Number of
                                                       Securities Underlying        Value of Unexercised
                                                            Unexercised                In-the-Money
                                                            Options at                   Options at
                                                          Fiscal Year End             Fiscal Year End(2)
                                                                (#)                          ($)
                                                            Exercisable/                 Exercisable/
                        Name                               Unexercisable                Unexercisable
                     ----------                           ---------------              ---------------
                  David C. Walentas                      282,500/117,500              $383,594/$53,906

                  Stanford M. Dinstein                    131,250/68,750              $125,392/$26,953

                  John R. Morris                           42,653/18,750              $  38,607/$8,984

                  J. Barry Moody                           30,000/15,000              $      19,063/$0

                  Phillip M. Adams                         35,500/17,500              $      32,500/$0

                  Jacob D. Wood                                  --                             --

- ----------------------
(1) All information in this table relates to options because the Company has not granted any SARS. Columns (b) and (c) have been deleted because no options were exercised during the last fiscal year by the individuals listed in the Summary Compensation Table.

(2) Based on the difference between the exercise price and the closing sales price for the Common Stock on December 29, 1995, of $7.625 as reported by NASDAQ. Dollar amounts have been rounded to the nearest dollar.


EMPLOYMENT CONTRACTS, CHANGE-IN-CONTROL ARRANGEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

   On March 1, 1991, the Company entered into an employment agreement with Mr. Dinstein to replace his previous employment agreement dated October 1, 1990. The agreement provides that during the term of the agreement, Mr. Dinstein's minimum gross annual salary will be $100,000. The term of the agreement renews automatically on the anniversary date of the agreement in one-year increments, unless it is terminated in accordance with the agreement.

   On December 16, 1993, the Company entered into a three-year employment agreement with Mr. Morris pursuant to which he agreed to serve as the President of the Company's Dedicated Services and Contract Logistics Group for a minimum gross annual salary of $190,000. Although the period of employment under the agreement commenced on December 16, 1993, the specified term of employment under the agreement is three contract years beginning January 1, 1994. The agreement provides that Mr. Morris is eligible to receive incentive bonuses during the term of the agreement. This agreement also contains a change of control provision, which provides that if a change of control occurs, as defined in the agreement, and certain other conditions are met, Mr. Morris may terminate the agreement and receive as liquidated damages in a lump sum payment the full economic value of the salary and other benefits then currently being paid and provided to him pursuant to the agreement until the end of its term. If Mr. Morris terminates the agreement upon a change of control, the agreement provides that his incentive compensation award will be prorated utilizing a proration method to be negotiated in good faith between Mr. Morris and the Company. In addition, upon a change of control, all rights of Mr. Morris pursuant to options granted under the Stock Option Plan or otherwise shall be deemed to have vested and shall be released from all conditions and restrictions imposed by the Company and all options granted shall become immediately exercisable. This agreement also contains certain restrictions on Mr. Morris' ability to compete with the Company following termination of his employment and certain other standard provisions. An amendment to this agreement is currently being considered to reflect Mr. Morris' reappointment as President and Chief Operating Officer.


COMPENSATION COMMITTEE REPORT

   As noted elsewhere in this Proxy Statement, the Stock Option and Executive Compensation Committee makes recommendations to the Board concerning which of the Company's employees are eligible to participate in and receive grants under the Company's Stock Option Plan; and makes decisions and determinations with respect to the compensation arrangements for those members of the Company's senior management who also are members of the Company's Compensation and Nominating Committee. The Compensation and Nominating Committee is responsible for recommending to the Board the compensation arrangements for the Company's senior management other than any members of the Company's senior management who are members of the Compensation and Nominating Committee. Under rules established by the Securities and Exchange Commission, the Company is required to provide a report of the committees of the Board responsible for compensation recommendations that sets forth both the committees' compensation policies applicable to the Company's executive officers and the committees' bases for the chief executive officer's compensation for the last fiscal year.

   Compensation Policies Applicable to Executive Officers. Generally, in establishing levels of compensation for executive officers, the committees consider all factors they deem appropriate, which may include, among others:

            - conditions in the motor carrier industry and the business community, generally, that influence the Company's ability to attract and retain executives with the talent and experience to maintain the Company's position of industry leadership and to optimize stockholder returns;

            - the Company's recent operating results compared to prior operating results;

            - general economic conditions that may influence operating results;

            - achievement of specific business initiatives;

            - experience and special expertise; and

            - alignment of the interests of executive officers with those of stockholders through award opportunities that can result in ownership of common stock.

The above factors, however, are only generally considered and all compensation decisions during 1995, except for the bonus paid to Mr. Morris, including those relating to salary, other bonuses and stock options were subjectively determined.

   The Company currently has employment agreements with Messrs. Dinstein and Morris (see, "Employment Contracts, Change-in-Control Arrangements and Termination of Employment Agreements"). These employment agreements contain the general terms of each officer's employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers' ability to receive additional compensation from the Company, whether in the form of base salary, bonus, stock options or otherwise.

   At present, the executive compensation program comprises salary, certain bonus opportunities, longterm incentives in the form of stock options and participation in Company-wide benefit programs. The higher that one rises in the corporate hierarchy, the more the mix of compensation shifts towards reliance on stock-based awards. In determining 1995's compensation package, generally, the committees took into account the Company's performance over the past several years.

   Bases for the Compensation of Mr. Dinstein. No objective criteria were used to establish the compensation of Mr. Dinstein, but rather his base salary and bonus were all subjectively determined. However, in addition to all the criteria listed above, the determination of Mr. Dinstein's salary and bonus for 1995 took into account that he is the person who has been primarily responsible for directing the implementation of the Company's reorganization and restructuring that was initiated in 1990, and that led to the Company's turnaround, and the increased management role he has assumed with respect to the Company, particularly following his election as Chief Executive Officer in August 1993. While the Company's results of operations for 1995 were not as good as had been hoped for, the Committee believes that the 1995 environment was difficult for most truckload carriers and that Builders managed to hold its own in that difficult environment. The increase in Mr. Dinstein's salary was subjectively determined and was based primarily on his increased management role. The bonus paid to Mr. Dinstein was also determined subjectively based on his increased management role and his leadership in connection with the turnaround of the Company.

   Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits, with certain exceptions, the Company's corporate tax deduction for compensation paid to certain officers of the Company to no more than $ 1,000,000 per executive per year. The Company's Stock Option Plan is structured to comply with one of the exceptions contained in Section 162(m).

                               Stock Option and
                      Executive Compensation Committee               Compensation and Nominating Committee
                      --------------------------------               -------------------------------------
                               Arthur C. Baxter                                 David C. Walentas
                             Frederick S. Morton                              Stanford M. Dinstein


PERFORMANCE GRAPH

   The following graph shows a five-year comparison of cumulative total stockholder returns (assuming reinvestment of dividends, if any) for the Company, the NASDAQ Market (U.S.) and NASDAQ Trucking and Transportation Stocks. The NASDAQ Trucking and Transportation Stocks Index is made available by NASDAQ in conjunction with the Center for Research in Securities Prices at the University of Chicago. The issuers included in the NASDAQ Trucking and Transportation Stocks Index are United States and foreign companies whose stock is traded on NASDAQ and who have Standard Industrial Classification codes beginning with 37, 42, 44, 45 and 47. Upon receipt of a written request mailed to the Company's Chief Executive Officer postage prepaid at the Company's corporate headquarters, the Company will undertake to make accessible the identity of those companies making up the index in a prompt manner. In preparing the graph it was assumed that $100 was invested at the market close price on December 31, 1990, as reported by NASDAQ.

                              [PERFORMANCE GRAPH]


                                                1990         1991          1992        1993         1994        1995
                                                ----         ----          ----        ----         ----        ----
                   Builders                     100.00      160.61        193.94      381.82       263.64      184.85

                   NASDAQ Trucking &            100.00      145.37        177.90      216.13       196.16      223.11
                   Transportation Stock

                   NASDAQ (US)                  100.00      160.56        186.87      214.51       209.69      296.30



COMPENSATION OF DIRECTORS

   The Company pays to each of its directors who is not otherwise an employee of the Company an annual fee of $10,000 payable quarterly. In addition, members of the Audit Committee receive an annual fee of $3,000 payable quarterly. Directors who are not otherwise employees are reimbursed for out-of-pocket expenses related to their duties as directors of the Company. Messrs. Baxter and Morton currently hold options to purchase 14,000 shares, and Mr. Mapes currently holds an option to purchase 10,000 shares, of the Company's Common Stock pursuant to the Non-Employee Directors' Stock Option Plan, which provides to each of the Company's non-employee directors a grant of an option to purchase 10,000 shares of the Company's Common Stock upon their election as a director at the stock's then current fair market value and an additional grant of an option to purchase 2,000 shares of the Company's Common Stock at the stock's then current fair market value every two years that they remain on the Board. (See discussion of Proposal Two.)


COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers and persons who own more than 10% of a registered class of the Company's equity securities to file within certain specified time periods reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC since January 1, 1995, and written representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during 1995.

                              PROPOSAL NUMBER TWO

                      APPROVAL OF THE AMENDED AND RESTATED
                        BUILDERS TRANSPORT, INCORPORATED
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


                                  INTRODUCTION

   The Company is seeking stockholder approval of the Amended and Restated Builders Transport, Incorporated Non-Employee Director's Stock Option Plan (the "Plan").

   The purpose of the Plan is to advance the interests of the Company and its stockholders by providing to members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries with additional incentives to promote the success of the Company, and to encourage them to remain on the Board. The Executive Committee of the Board regards the Plan as modest in magnitude and unanimously recommends its approval.

                            DESCRIPTION OF THE PLAN

   The following is a summary of the Plan and is qualified in its entirety by reference to the copy of the Plan set forth as Exhibit A to this Proxy Statement.



Common Stock Subject to the Plan. There have been reserved for use upon the exercise of Options to be granted from time to time under the Plan an aggregate of 100,000 shares of the Company's Common Stock.


Terms of the Plan. Options may be granted under the Plan as long as the total number of shares optioned or purchased under the Plan does not exceed 100,000 shares of the Common Stock. The Plan may be abandoned or terminated at any time by the Company's Board of Directors except that no termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her consent, under any Option theretofore granted under the Plan. No Option shall be granted pursuant to the Plan after ten years from the effective date of the Plan. The effective date of the Plan was November 13, 1992. The Plan is not qualified under Section 401(a) of the Internal Revenue Code (the "Code"). In addition, the Plan generally is not subject to the Employee Retirement Income Security Act of 1974.


Participation. Each member of the Board who is not an employee of the Company or any of its subsidiaries may receive Options under the Plan.


Administration of the Plan. The Plan is administered by the Executive Committee of the Board so long as its membership includes a majority of Directors who are also employees of the Company and not eligible to participate in the Plan. In the absence of such a Committee, the Plan shall be administered by the Board or another committee appointed by it for the purpose of administering the Plan.

Terms of Options. All Options are non-qualified. Each Option is evidenced by an agreement and is subject to the following terms and conditions:

   The Option exercise price shall be the fair market value of the Common Stock on the date the Option is granted. Each Non-Employee Director on the date of adoption of the Plan received an Option for 10,000 Shares. Any Non-Employee Director initially elected to the Board subsequent to the adoption of the Plan shall receive an Option for 10,000 shares upon his election to the Board to the extent that there are shares available under the Plan. Beginning in 1994 and continuing in each even numbered year thereafter, during the life of the Plan, each non-employee director then serving shall receive an option for 2,000 shares. All Options have a term not to exceed ten years and shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third, and fourth anniversaries of the date of grant. Except with respect to death, total disability or a Change of Control (as hereinafter defined), any unexercised Options held by a participant lapse and become void at the time a participant ceases to be a Non-Employee Director.

Effect of Death, Disability or a Change in Control. If any participant dies or become totally disabled while holding an Option that has not been fully exercised, he or his estate may, at any time within three months after the date of such death or total disability (but in no event after the Option has expired), exercise the Option with respect to all shares subject to the Option, which shall become exercisable in full upon the date of death or total disability.

   Notwithstanding any other contrary provision of the Plan, any outstanding Option which has not by its terms expired shall become exercisable in full in the event of a Change in Control. A Change in Control shall mean (i) the acquisition (directly or indirectly) by any individual or entity (other than an individual who was a member of the Board at the date of grant of such Option, or an entity controlled by such an individual) of beneficial ownership of at least 20% of the Company's Common Stock then outstanding or (ii) that the individuals who constitute the Board at the date of grant of such option, or individuals elected by more than two-thirds of such directors to replace any of such directors, no longer constitute a majority of the Board.


Amendment of Plan. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable. The Plan, however, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules or regulations thereunder. No amendment of the Plan (other than one that is legally mandated) shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.


Federal Tax Consequences of Options and Restricted Stock. Under current federal income tax laws, options granted under the Plan will generally have the following consequences. The holder of a Nonqualified Stock Option under the Plan recognizes no income for federal income tax purposes upon the grant of such Non-qualified Stock Option, and the Company, therefore, receives no deduction at such time. At the time of exercise, however, the holder generally will recognize income, taxable as ordinary income, to the extent that the fair market value of the shares received on the exercise date exceeds the exercise price. The Company will be entitled to a corresponding deduction for federal income tax purposes in the year in which the Non-qualified Stock Option is exercised.

   The following table outlines the options granted to date to the Company's current non-employee directors and as a group. No other options are outstanding under the Plan.

                                  Name of Individual                                             Number of Options
                                  ------------------                                             -----------------
                   Arthur C. Baxter                                                                    14,000

                   Pierson G. Mapes                                                                    10,000

                   Frederick S. Morton                                                                 14,000

                   Jack Weprin(3)                                                                      12,000

                   All non-employee directors as a group                                               50,000

                         REQUIRED VOTE; RECOMMENDATION

   The affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the approval of the Plan. With respect to this proposal, abstentions will have the effect of a "no" vote and broker non-votes will have no effect on the vote.

 MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE PLAN.



                             PROPOSAL NUMBER THREE

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

   Subject to ratification by the stockholders, the Company's Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

   Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" SUCH RATIFICATION.

- --------------
(3) Deceased.

                           STOCKHOLDER PROPOSALS FOR
                      NEXT ANNUAL MEETING OF STOCKHOLDERS

   Stockholders' proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company no later than January 2, 1997, to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting.


                                        By Order of the Board of Directors,



                                        ROBERT E. LEE GARNER, Secretary
Camden, South Carolina

May 2, 1996

                                                                       EXHIBIT A
                              AMENDED AND RESTATED

                        BUILDERS TRANSPORT, INCORPORATED

                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                     DATED
                                 MARCH 15, 1994

                                    PREAMBLE

   The Board of Directors (the "Board") of Builders Transport, Incorporated (the "Company") adopted the Builders Transport, Incorporated Non-Employee Directors' Stock Option Plan (the "Plan") on November 13, 1992.

   The Board amended the Plan as set forth in a Unanimous Written Consent dated March 15, 1994, on file in the Company's minute book.

   The Plan is hereby restated to incorporate and give effect to said amendment as follows:

                                      PLAN

   1. PURPOSE. The purpose of the Builders Transport, Incorporated Non-Employee Directors' Stock Option Plan (the "Plan") is to advance the interests of Builders Transport, Incorporated (the "Company"), a Delaware corporation, and its stockholders by providing members of the Company's Board of Directors (the "Board") who are not employees of the Company or any of its subsidiaries with additional incentives to promote the success of the Company, to increase their proprietary interest in the success of the Company, and to encourage them to remain on its Board.

   2.       ADMINISTRATION.

   The Plan shall be administered by the Executive Committee of the Board so long as its membership includes a majority of Directors who are also employees of the Company and not eligible to participate in the Plan. In the absence of such a Committee, the Plan shall be administered by the Board or another committee appointed by it for the purpose of administering the Plan (the Executive Committee or Board or other committee as the case may be in such administrative capacity are hereinafter referred to as the "Administrator"). The Administrator shall have all the powers vested in it by the terms of the Plan, which include the authority (within the limitations described herein) to prescribe the form of the agreements embodying the awards of the non-qualified stock options (the "Options"). The Administrator, subject to the provisions of the Plan, shall grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Administrator in the administration of the Plan, as described herein, shall be final and conclusive. The Administrator may act only by a majority of its members in office, except that the members of the Administrator may authorize any one or more of their number or the Secretary or any other executive officer of the Company to execute and deliver documents on behalf of the Administrator.

   3. PARTICIPATION. Each member of the Board of the Company who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall receive Options in accordance with

Paragraph 5 below. As used herein, the term "subsidiary" means any corporation at least 40% of whose outstanding voting stock is owned, directly or indirectly, by the Company.

     4.     AWARDS UNDER THE PLAN.

            (a) Type of Awards. Awards under the Plan shall include only Options, which are rights to purchase shares of the common stock of the Company having a par value of $.01 per share (the "Shares"). All Options are subject to the terms, conditions, and restrictions specified in this Plan.

            (b) Maximum Number of Shares That May be Issued. No more than 100,000 Shares, subject to adjustment as provided in Paragraph 6 below, may be issued under the Plan pursuant to the exercise of Options.

            (c) Rights with Respect to Shares. A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such Shares. Except as provided in Paragraph 6 below, no adjustment shall be made for dividends, distributions, or other rights (whether ordinary or extraordinary, and whether in cash, securities, or other property) for which the record date is prior to the date such stock certificate is issued.

     5. NON-QUALIFIED STOCK OPTIONS. All Options shall be non-qualified. Each Option shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall be subject to the following terms and conditions:

            (a) The Option exercise price shall be the fair market value of the Shares subject to such Option on the date the Option is granted. The fair market value per Share shall be the average of the highest and lowest sales price of the Common Stock on the NASDAQ quotation system on the date of the grant of the Option, or, if there are no sales on such date, on the most recent date upon which such stock was traded.

            (b) Each Non-Employee Director on the date of adoption of the Plan shall receive an Option for 10,000 Shares. Any Non-Employee Director initially elected to the Board subsequent to the adoption of the Plan shall receive an Option for 10,000 Shares upon his election to the Board. Beginning March 29, 1994, and on March 29 of each even numbered year thereafter during the life of this Plan, each Non-Employee Director then serving, shall receive an Option for 2,000 Shares. Such Options shall be subject to the terms, conditions and restrictions specified in this Plan.

            (c) An Option shall not be transferable by the optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended.

            (d) Subject to Paragraph 7 with respect to death or total disability, all Options shall have a term not to exceed ten (10) years and shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third, and fourth anniversaries of the date of grant, so that on and after the fourth anniversary the Option shall be exercisable (to the extent not theretofore exercised) as to all of the Shares covered thereby. If an Option becomes exercisable on any such anniversary as to other than a whole number of Shares, such number shall be rounded down to the nearest whole number.

            (e) An Option shall not be exercisable unless payment in full is made for the Shares being acquired thereunder at the time of exercise, such payment to be made in United States Dollars by cash or check. It is expressly acknowledged, however, that to the extent permitted by Section 16 of the Securities Exchange Act of 1934 ("Section 16") "Cashless" exercises are permitted under this Plan.

            (f) Subject to Paragraph 7 with respect to death or total disability and Subparagraph 5(g) with respect to a Change of Control (as hereinafter defined), any unexercised Options held by a participant lapse and become void at the time a participant ceases to be a Non-Employee Director.

            (g) Notwithstanding any other contrary provision of this Plan, any outstanding Option which has not by its terms expired shall become exercisable in full in the event of a Change in Control. For purposes of this paragraph (g), a Change in Control shall mean (i) the acquisition (directly or indirectly) by any individual or entity (other than an individual who was a member of the Board at the date of grant of such Option, or an entity controlled by such an individual) of beneficial ownership of at least 20% of the Company's Common Stock then outstanding or (ii) that the individuals who constitute the Board at the date of grant of such option, or individuals elected by more than two-thirds of such directors to replace any of such directors, no longer constitute a majority of the Board.

     6. CAPITAL ADJUSTMENTS. The number and price of Shares covered by each Option and the total number of Shares that may be optioned and sold under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split, or share combination of the common stock or any recapitalization of the Company. In the event of any merger, consolidation, reorganization, liquidation, or dissolution of the Company, or any exchange of Shares involving the common stock, any Option granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of Shares covered by the Option would have been entitled to receive in connection with any such event. The Administrator shall have the sole discretion to make all interpretations and determinations required under this paragraph to the extent it deems equitable and appropriate.

     The Company, during the term of the Options granted hereunder, shall at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction, any requisite authority in order to issue and sell such number of Shares of common stock as shall be sufficient to satisfy the requirements of the Options granted under the Plan. If, in the opinion of its counsel, the issuance or sale of any Shares of its stock hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any such Shares.

     7. DEATH OR TOTAL DISABILITY. If any person to whom an Option has been granted shall die or become totally disabled while holding an Option that has not been fully exercised, his executors, administrators, heirs, personal representatives, or distributees, as the case may be, may, at any time within three months after the date of such death or total disability (but in no event after the Option has expired under the provisions of Subparagraph 5(d) above), exercise the Option with respect to all Shares subject to the Option, which shall become exercisable in full upon the date of such participant's death or total disability.

     8. INDEMNIFICATION. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment in favor of the Company based upon a finding of his lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit, or proceeding against him, he shall in writing give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless. Each member of the Board and each officer and employee of the Company shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any person who is or shall have been a member of the Board or an officer or employee of the Company be held liable for any determination made or other action taken or any omission to act in reliance upon any such information as referred to in the preceding sentence, or for any action (including the furnishing of information) taken or any omission to act, when any such determination, action, or omission is made in good faith.

     9.     MISCELLANEOUS PROVISIONS.

            (a) No Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving a Non-Employee Director any right to be retained in the service of the Company.

            (b) A participant's rights and interests under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

            (c) No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, and other securities laws.

            (d) The Shares issued hereunder may not be sold except in full compliance with Section 16 and all other applicable federal, state and other securities laws. In particular, but without limiting the foregoing, no Shares received pursuant to an exercise of an Option may be sold within 6 months of a purchase that is subject to the liability provisions of
     Section 16.

            (e) It shall be a condition to the obligation of the Company to issue Shares upon exercise of an Option that the participant (or any beneficiary or person entitled to act under paragraph 7 above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local, or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares.

            (f) The expenses of administration of the Plan shall be borne by the Company.

            (g) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the issuance of Shares upon exercise of any Option under the Plan and issuance of Shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

            (h) By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Administrator.

            (i) The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Options hereunder or any Shares issued pursuant hereto as may be required by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any other applicable statute, rule, or regulation (excluding reports pursuant to Section 16, which shall be the sole responsibility of a Non-Employee Director who receives or exercises an Option).

     10. AMENDMENT. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable. The Plan, however, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.

     11. TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur:

            (a) upon the adoption of a resolution of the Board terminating the Plan; or

            (b) ten years from the date the Plan is initially approved and adopted by the Board.

No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her consent, under any Option theretofore granted under the Plan.


                                        BY ORDER OF THE BOARD OF
                                        DIRECTORS OF BUILDERS TRANSPORT,
                                        INCORPORATED




                                        Robert E. Lee Garner
                                        Secretary

                                  E D G A R O N L Y

P R O X Y               BUILDERS TRANSPORT, INCORPORATED              APPENDIX B

                                 ANNUAL MEETING
                                  JUNE 4, 1996
    I, the undersigned stockholder of Builders Transport, Incorporated, (the "Company") Camden, South Carolina, hereby nominate, constitute and appoint David
C. Walentas, Stanford M. Dinstein and John R. Morris or any one or more of them my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the common stock par value $.01 per share of the Company, standing in my name on its books on April 29, 1996, at the meeting of its stockholders to be held at the Holiday Inn in Lugoff, South Carolina, on Tuesday, June 4, 1996, at 10:00 a.m. Eastern time or any adjournment thereof. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

Election of Directors, Nominees:                                 (change of address)
Arthur C. Baxter, Stanford M. Dinstein,                          --------------------------------------------
Pierson G. Mapes, John R. Morris,                                --------------------------------------------
Frederick S. Morton, David C. Walentas                           --------------------------------------------
                                                                 --------------------------------------------
                                                                 (If you have written in the above space,
                                                                 please mark the corresponding box on the
                                                                 reverse side of this card.)

                                                                SEE REVERSE SIDE

- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.               SHARES IN YOUR NAME

1. Election of Directors (see reverse)         / / FOR         / / WITHHELD
  For, except vote withheld from the following nominee(s):

2. Approval of the Amended and Restated Builders Transport, Incorporated Non-Employee Directors' Stock Option Plan.
                                         / / FOR     / / AGAINST     / / ABSTAIN

3. Ratification of Appointment of Ernst & Young.
                                         / / FOR     / / AGAINST     / / ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

/ / Change of Address

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.
SIGNATURE(S)                             DATE                             , 1996
SIGNATURE(S)                             DATE                             , 1996

THIS PROXY MUST BE DATED AND SIGNED EXACTLY AS SHOWN HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE